Exhibit 99.1

Contact:	Jake Elguicze Treasurer and Vice President of Investor Relations 610-948-2836

FOR IMMEDIATE RELEASE	December 2, 2016

TELEFLEX INCORPORATED TO ACQUIRE VASCULAR SOLUTIONS

Significantly advances Teleflex’s offering of vascular and interventional solutions
Provides differentiated, high-growth and high-margin product offerings with demonstrable clinical benefits
Compelling financial profile that substantially improves Teleflex’s revenue growth, margins, earnings and cash flow generation capabilities

Company to host conference call at 8am ET

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) and Vascular Solutions, Inc. (NASDAQ: VASC), today announced that the companies have entered into a definitive agreement under which Teleflex will acquire Vascular Solutions in a transaction valued at approximately $1.0 billion. Under the terms of the agreement, Teleflex will acquire all of the issued and outstanding shares of Vascular Solutions common stock for $56.00 per share, in cash. The Boards of Directors of both Teleflex and Vascular Solutions have unanimously approved the transaction. This transaction is subject to the approval of Vascular Solutions’ shareholders and the satisfaction of customary closing conditions and is expected to close during the first half of 2017.

Founded in 1997, Vascular Solutions is an innovative medical device company that focuses on developing clinical solutions for minimally invasive coronary and peripheral vascular procedures. The company’s product line consists of more than 90 proprietary products and services that are sold to interventional cardiologists, interventional radiologists, electrophysiologists and vein specialists through its direct U.S. sales force and international independent distributor network. The combination is expected to meaningfully accelerate the growth of Teleflex’s vascular and interventional businesses through increased revenue associated with entry into the coronary and peripheral vascular market, as well as increased cross-portfolio selling opportunities to both Teleflex and Vascular Solutions customer bases.

“We are extremely excited to announce this definitive agreement with Vascular Solutions, as it represents a significant step forward in our strategy,” said Benson Smith, Chairman and Chief Executive Officer of Teleflex. “Vascular Solutions is a truly unique company with differentiated technologies serving the coronary and peripheral vascular markets. They have a demonstrated long-standing track record of delivering double-digit annual revenue growth, stemming from organically developed, patented products that address unmet clinical needs in high-value procedure categories. In addition, they have established a strong franchise focused on interventional cardiology and interventional radiology which complements Teleflex’s existing businesses. Importantly, while we believe Vascular Solutions has compelling growth opportunities as they continue to build their business with their existing product portfolio, we look forward to potential longer-term tailwinds as we benefit from their robust R&D pipeline and our international distribution network moving forward.”

Added Smith, "Similar to Vidacare and LMA, this transaction represents an opportunity to acquire a company that meets our key M&A objectives, which include obtaining a product portfolio that fits into our existing strategic business unit franchises and call points, thereby allowing for synergy generation; products that provide a superior clinical benefit to existing alternatives and a cost benefit to hospitals; long product life cycles that benefit from patent protection; and the ability to further improve our financial profile. This transaction also bolsters Teleflex’s leadership and management team with the additions of key members of the Vascular Solutions leadership team who will be instrumental in continuing to drive the business forward. For Teleflex shareholders, we expect this transaction to create value by generating attractive financial returns fueled by incremental revenue growth and accretion to our adjusted margins1 and adjusted earnings per share1 beginning in 2017.”

Howard Root, Chief Executive Officer of Vascular Solutions said, “We are delighted with this combination, which will further improve our commitment to coronary and peripheral vascular care by providing greater access to our innovative product offerings for patients around the world, while offering our shareholders immediate value. We have tremendous respect for the Teleflex team, who share our commitment to patients and providers worldwide. We look forward to working closely with the Teleflex team to achieve a smooth transition.”

STRATEGIC AND FINANCIAL BENEFITS AND TRANSACTION DETAILS

Expands Teleflex’s Product Portfolio: The addition of Vascular Solutions will greatly enhance Teleflex’s presence in the interventional cardiology, interventional radiology, and peripheral vascular markets. The combined company will offer more than 150 cardiac, vascular, and interventional access products.

Accelerates Teleflex’s Sales Growth Trajectory And Provides Significant Opportunity To Capitalize On Existing Sales Channel: Vascular Solutions is a global leader in the coronary and peripheral vascular markets and has consistently generated greater than ten percent revenue growth per year. This acquisition positions Teleflex to enter new, fast-growing markets while also enhancing Vascular Solutions revenue growth and reach by capitalizing on Teleflex’s international presence and distribution network.

Improves R&D Pipeline: Teleflex is committed to bringing innovative new products to market that improve patient and provider safety, while correspondingly reducing procedure costs. Vascular Solutions has a robust pipeline of new and next-generation products that address complex interventions, radial artery catheterizations and embolization procedures. Since launching their initial product, Vascular Solutions has created and developed over 100 new medical devices which have been sold to and used by interventional physicians.

Financial Rationale: This transaction is expected to create value for Teleflex shareholders and to be accretive to adjusted earnings per share in 20171, including the impact of incremental interest expense associated with financing the transaction. The Company expects the acquisition to provide approximately $0.50 in adjusted earnings per share1 accretion in fiscal year 2018 (first full fiscal year post-close) and to be increasingly accretive thereafter. The Company anticipates generating synergies of between $40 million to $45 million by fiscal year 2019 (second full fiscal year post-close). The acquisition is expected to generate a return on invested capital that meets the Company’s cost of capital in the fourth year and comfortably exceeds the Company’s cost of capital in the fifth year.

Financing: Teleflex has obtained a commitment letter from JPMorgan Chase Bank, N.A. for a new $750 million senior unsecured bridge facility in connection with the planned acquisition. Teleflex plans to finance the acquisition at closing through a combination of availability under its revolving credit facility and a new senior secured term loan facility. Following consummation of the transaction, Teleflex may look to opportunistically issue senior unsecured notes, the proceeds of which will be used to either repay borrowings under the revolving credit or the new senior secured term loan facilities. Over the long-term, Teleflex intends to maintain its debt to adjusted EBITDA (as calculated in accordance with the terms set forth in the Company’s existing Credit Agreement) at approximately 3.0x.

Transaction Structure, Approvals and Time to Closing: The transaction is structured as a merger in which Teleflex will acquire all of the outstanding shares of Vascular Solutions at a price of $56.00 per share. The transaction is expected to close in the first half of 2017 and is subject to approval by Vascular Solutions’ shareholders, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

ADVISORS

J.P. Morgan Securities LLC is acting as financial advisor to Teleflex and Simpson Thacher & Bartlett LLP is serving as legal counsel.

Guggenheim Securities is acting as financial advisor to Vascular Solutions and Dorsey & Whitney is serving as legal counsel.

CONFERENCE CALL & WEBCAST

Teleflex will host a conference call and webcast today, December 2, 2016 at 8:00 AM Eastern Time to discuss the transaction. The call will be available live and archived on the company’s website at www.teleflex.com and the accompanying presentation will be posted prior to the call. The conference call can be accessed live by dialing 855-385-6236 (U.S./Canada) or 503-343-6058 (International), Passcode: 31448476. An audio replay will be available until January 1, 2017 at 11:59pm (ET), by calling 855-859-2056 (U.S./Canada) or 404-537-3406 (International), Passcode: 31448476.

ABOUT TELEFLEX INCORPORATED

Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation - a relentless pursuit of identifying unmet clinical needs - to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular and interventional access, surgical, anesthesia, cardiac care, urology, emergency medicine and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.

Teleflex is the home of Arrow®, Deknatel®, Hudson RCI®, LMA®, Pilling®, Rusch® and Weck® - trusted brands united by a common sense of purpose.

ABOUT VASCULAR SOLUTIONS

Vascular Solutions, Inc. is an innovative medical device company that focuses on developing unique clinical solutions for coronary and peripheral vascular procedures. The company’s product line consists of more than 90 products and services that are sold to interventional cardiologists, interventional radiologists, electrophysiologists and vein specialists through its direct U.S. sales force and international independent distributor network. All listed trademarks are the property of Vascular Solutions, Inc.

(1)
Adjusted margins and adjusted earnings per share exclude specified items such as amortization of acquired intangibles, inventory step-up, restructuring costs and other costs incurred to execute the transaction. Adjusted margins and adjusted earnings per share are non-GAAP financial measures and should not be considered replacements for GAAP results.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements, including, but not limited to, statements related to expected benefits to Teleflex from the acquisition, including acceleration of revenue growth, anticipated accretion to adjusted margins and adjusted earnings per share and longer-term benefits resulting from Vascular Solutions’ R&D pipeline and Teleflex’s international distribution network; expected transaction synergies; expectations with respect to return on invested capital resulting from the acquisition; Teleflex’s expectations with respect to its long-term debt to adjusted EBITDA levels; and anticipated timing for closing of the transaction. Actual results could differ materially from those in the forward-looking statements due to, among other things, the failure of Vascular Solution’s shareholders to approve the transaction and the possibility that the acquisition does not close; unanticipated costs and length of time required to comply with legal requirements and regulatory approvals applicable to the transaction; unanticipated difficulties and expenditures in connection with integration programs; customer and shareholder reaction to the transaction; risks associated with the financing of the transaction; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; changes in general and international economic conditions, including fluctuations in foreign currency exchange rates and the impact of the United Kingdom's vote to leave the European Union; and other factors described or incorporated in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2015.

ADDITIONAL INFORMATION

In connection with the proposed transaction, Vascular Solutions will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, VASCULAR SOLUTION’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these documents free of charge at the SEC’s website, www.sec.gov, or from Vascular Solutions at its website, www.vasc.com, or by contacting Phil Nalbone at (763) 656-4371.

PARTICIPANTS IN SOLICITATION

Vascular Solutions and its directors and executive officers are participants in the solicitation of proxies from Vascular Solutions’ shareholders with respect to the proposed acquisition. Information regarding the interests of such individuals in the proposed acquisition of Vascular Solutions by Teleflex will be included in the proxy statement relating to such acquisition when it is filed with the SEC. You may obtain information about Vascular Solutions’ directors and executive officers in Vascular Solutions’ definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 25, 2016.